EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

+1 (412) 837-5300

IR@smithmicro.com

Smith Micro Completes Acquisition of Family Safety Mobile Business from Avast

PITTSBURGH, PA, April 19, 2021 – Smith Micro Software, Inc. (“Smith Micro” or “ the Company”) (NASDAQ: SMSI) today announced that it has completed its previously announced acquisition of Avast plc’s Family Safety Mobile business. With this acquisition, Smith Micro obtains Avast’s portfolio of mobile family safety services including location features, content filtering and screen time management, cementing Smith Micro as a market leader in delivering mobile family safety software solutions to wireless carriers.

“As the largest acquisition in company history, gaining the Avast Family Safety Mobile business clearly positions Smith Micro as a leading global provider of family safety software solutions to wireless carriers,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “I’m excited to officially welcome the Avast employees to the Smith Micro family and look forward to the continued growth and profitability of our family safety business.”

This acquisition further expands Smith Micro’s white-label digital safety solutions, positioning the Company as a leading family safety software-as-a-service (SaaS) provider globally while adding critical headcount in the U.S. and Europe.

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Pursuant to the terms of the transaction, Smith Micro paid an aggregate purchase price of approximately $66 million, excluding customary purchase price adjustments, to Avast on completion in a combination of cash and Company issued stock. The agreement is also subject to a potential additional earn-out based on certain performance criteria being satisfied.

A Current Report on Form 8-K containing further details regarding the closing of the transaction and the terms thereof will be filed by the Company and will be available on the SEC’s EDGAR database as well as on the Company’s website under the Investor Relations section. B. Riley Securities, Inc. acted as financial advisor to Smith Micro in connection with the acquisition, and Roth Capital Partners provided a fairness opinion to the Smith Micro board of directors with respect to the acquisition. Buchanan Ingersoll & Rooney PC served as counsel to the Company.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Forward-Looking Statements

Certain statements in this release are forward-looking statements regarding future events or results, including statements related to our financial prospects, the integration of the acquired Family Safety Mobile business from Avast, the benefits that we believe our products will offer to our customers, and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “may,” “will” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are: our continued customer concentration and ability to establish and maintain strategic relationships with customers and manufacturers; our ability to retain key personnel; possible harm to our business from future security and privacy breaches; effective operation with operating systems; devices and networks that we do not control; the existence of undetected software defects in our products; competition in our industry and the core vertical markets in which we operate; changes resulting from or relating to the ongoing COVID-19 pandemic; the rapid technological evolution in our market; risks inherent with international operations; compliance with applicable laws and regulations; our ability to protect our intellectual property and operate without infringing on the intellectual property of others; any failure to meet the continued listing requirements of NASDAQ; our ability to continue to raise adequate capital; maintaining ongoing profitability; ability to continue as a going concern; changes in operating income due to shifts in our sales mix and variability in our operating expenses; our reliance on third-party intellectual property and licenses; the difficulty of predicting our quarterly revenues and operating results; fluctuation in our stock price, including as a result of the announcement and completion of the Avast acquisition; the dilutive impact of potential equity offerings; potential non-accretive impacts of the Avast acquisition; and unexpected changes in our financial position or results of operations following the

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Avast acquisition. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.